Exhibit 4.10

AMENDMENT NO.7 TO SILVER STREAMING AGREEMENT

December 17, 2015

DELIVERED BY EMAIL

Mr. Clynton Nauman
Alexco Resource Corp.
Suite 1150 – 200 Granville Street
Vancouver, BC, V6C 1S4

Dear Clynt:

Re:	Amendment Agreement No. 7 ("Amendment No. 7") to Silver Purchase Agreement dated June 16, 2014

This letter confirms our agreement to:

(1)	replace the reference to "December 31, 2015" in the definition of "Outside Completion Date" contained in Section 6.1(a) of Amendment No.7 (which had been subsequently amended to "December 31, 2016" by letter agreement dated October 29, 2014) with "December 31, 2017".
If you are in agreement, please execute in the space indicated below and return a copy of this letter to my attention.  Should you have any questions or comments, please do not hesitate to contact me.
Yours truly,

SILVER WHEATON CORP.

Per:__________________________

Acknowledged and Agreed to:
ALEXCO RESOURCE CORP.

Per:_______________________

ELSA RECLAMATION & DEVELOPMENT COMPANY LTD.

Per:_______________________

ALEXCO KENO HILL MINING CORP.

Per:_______________________